Ex 34 a)
[KPMG LOGO]

KPMG LLP
303 East Wacker Drive
Chicago. IL 60801-5212
Report of Independent Registered Public Accounting Firm

The Board of Directors
The Trust & Securities Services department of Deutsche Bank National Trust Company and Deutsche Bank
Trust Company Americas:

We have examined management's assertion, included in the accompanying Appendix I, that the Trust &
Securities Services department of Deutsche Bank National Trust Company and Deutsche Bank Trust
Company Americas (collectively the "Company") complied with the servicing criteria set forth in Item
1122(d) of the Securities and Exchange Commission's Regulation AB for publicly-issued (i.e., transaction-
level reporting required under the Securities Exchange Act of 1934, as amended) residential mortgage-
backed securities and other asset-backed securities issued on or after January 1, 2006, for which the
Company provides trustee, securities administration or paying agent services, excluding any publicly issued transactions, sponsored or issued by any government sponsored entity (the Platform), except for servicing criteria 1122(d)(2)(iii), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii),
1122(d)(4)(ix), 1122(d)(4)(x), I 122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii) and 1122(d)(4)(xiv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the twelve months ended December 31,2006. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the
Company's compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset-backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

As described in management's assertion included in the accompanying Appendix I, for servicing criteria
1122 (d)(2)(i), 1122 (d)(4)(i) and 1122(d)(4)(ii), the Company has engaged various vendors to perform the activities required by these servicing criteria. The Company has determined that these vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by
Interpretation 17.06 of the SEC
Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (`Interpretation
17.06"). As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria as described in its assertion, and we performed no procedures with respect to the Company's eligibility to apply Interpretation 17.06.

In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria1 including servicing criteria 1122 (d)(2)(i), 1122 (d)(4)(i) and 1122(d)(4)(ii) for which compliance is determined based on Interpretation 17.06 as described above, as of and for the twelve months ended
December 31, 2006 is fairly stated, in all material respects.
/s/ KPMG LLP

Chicago, Illinois
February 28, 2007

Ex 34 b)
PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers LLP
300 Madison Avenue
New York NY 10017
Telephone (846) 471-3000
www.pwc.com
Report of Independent Registered Public Accounting Firm
To the Board of Directors of Residential Capital, LLC:

We have examined management's assertion, included in the accompanying Managements
Assertion Concerning Compliance with Regulation AS Item 1122 Servicing Criteria, that GMAC
Mortgage, LLC (the "Company", a subsidiary of Residential Capital, LLC, complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's
Regulation AB for the GMACM Private Platform (the "Platform"). as of and for the year then ended December 31. 2006. excluding criteria 1122(d)(1)(iii); 1122(d)(2)(iv); 1122(d)(3)(i)(ii);
and 1122(d)(4)(i),(ii), which the Company has determined are not applicable to the servicing activities performed by it with respect to the Platform. Appendix A to management's assertion identifies the individual asset-backed transactions and securities defined by management as constituting the Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on managements assertion based on our examination.
Our examination was conducted in accordance with standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, including examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary In the circumstances. Our examination included testing of selected asset- backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the app1icable servicing criteria, Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, managements assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2006, for the GMACM
Private Platform is fairly stated, in all material respects
/s/ PricewaterhouseCoopers LLP

New York, New York
March 6, 2007

Ex 34 c)
Ernst & Young Logo
Ernst & Young
LLP
220 South Sixth Street, Ste. 1400
Minneapolis, MN 55402-4509
Phone: (612) 343-1000
www.ey.com

Report of Independent Registered Public Accounting Firm
We have examined management's assertion, included in the accompanying Report on
Assessment of Compliance with SEC Regulation B Servicing Criteria, that U.S. Bank
National Association (the Company) complied with the servicing criteria set forth in
Item 1122 (d) of the Securities and Exchange Commission's Regulation AB for the
Corporate Trust Asset Backed Securities platform (the Platform) as of and for the year ended December 31, 2006, except for criteria 1122 (d)(1)(iii) and 1122 (d)(4)(iv) through
1122 (d)(4)(xiv), which the Company has determined are not applicable to the activities performed by them with respect to the servicing platform covered by this report.
Management is responsible for the Company's compliance with those servicing criteria.
Our responsibility is to express an opinion on management's assertio n about the
Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria as of and for the year ended December 31, 2006, for the Corporate Trust Asset Backed Securities platform is fairly stated, in all material respects.
/s/ Ernst & Young LLP
February 26, 2007